UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

November 25, 2009

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 909, Tower B
Chang An International Building
No. 88 Nan Guan Zheng Jie
Xi An City, Shan Xi Province
China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 25, 2009, the Board of Directors (the “Board”) of China Recycling Energy Corporation (the “Company”) adopted amendments to its Bylaws (the “Bylaws”), effective immediately.  Article II of the Bylaws was amended to (i) clarify who may call special meetings of the stockholders of the Company, (ii) clarify what business may be conducted at such meetings, and (iii) update the advance notice provisions regarding stockholder nominations of directors and stockholder proposals at the annual meetings of stockholders.  Article III of the Bylaws was also amended to set the minimum and maximum number of directors of the Company and to clarify who may call special meetings of the Board.  Article VI of the Bylaws was amended to comply with rules and regulations of the Securities and Exchange Commission and The NASDAQ Stock Market that require listed companies to be eligible to issue shares in either certificated or uncertificated form by incorporating into Article VI the concept of uncertificated shares, as well as adding provisions relating to the administration of such shares.  Previously, the Bylaws did not specifically provide for the issuance of uncertificated shares.  A new Article VII has been added to the Bylaws to clarify the procedures and circumstances in which the Company will indemnify, advance expenses to and provide insurance for directors, officers and other employees of the Company in connection with their service to the Company in such capacity.  A copy of the Bylaws, as amended, is attached to this report as Exhibit 3.1 and is incorporated herein by reference.

Set forth below is a description of the specific amendments to the Bylaws:

Article II

Article II, Section 2.4 of the Bylaws has been amended to allow special meetings of stockholders to be called by either (i) the Chairman of the Board, (ii) the Chief Executive Officer or President, or (iii) the Board.  In addition, Section 2.4 specifically denies stockholders the right to call a special meeting of stockholders and limits the business to be conducted at such meetings to that business specified in the notice of the meeting.  Previously, special meetings of stockholders could be called by the President or the Board or at the request of the holders of at least thirty percent (30%) of all of the outstanding shares entitled to vote.

Article II, Section 2.5 of the Bylaws has been amended to clarify that only such business shall be conducted at a special meeting of the stockholders of the Company of which notice has been properly provided and to clarify that any proper matter for stockholder action may be brought before the meeting by any stockholder provided that such stockholder has provided notice pursuant to Section 2.11 of the Bylaws.  The Bylaws previously allowed business not specified in the notice of the meeting to be conducted at the special meeting if all stockholders were present and consented.

Article II, Section 2.6 of the Bylaws has been amended to change the definition of a quorum for any matter at a stockholder meeting.  A quorum with regard to any matter is present under the Section 2.6, as amended, if one-third (33 1/3%) of the holders of shares entitled to vote on that matter are present in person or by proxy.  Previously a quorum was present if 33% of the holders of shares entitled to vote on the matter were present in person or by proxy.

Article II, Section 2.11 of the Bylaws has been adopted to set forth the procedures, including the notice timing and content requirements, for which a stockholder may nominate a person for election as a director of the Company and may propose matters to be considered and voted on by the stockholders at annual and special meetings of stockholders.  In addition to the ability of the Board to nominate individuals for election as directors and to propose matters to be considered at stockholder meetings, according to the new Section 2.11, any stockholder who was a stockholder of record at the time of the notice of such meetings and who is entitled to vote at the meeting may nominate individuals for election to the Board (at the annual meeting of stockholders or any special meeting called for the purpose of electing directors) and may propose matters to be considered at stockholder meetings (at the annual meeting of stockholders), provided that the stockholder follows the notice and timing requirements set forth in Section 2.11.  Further, Section 2.11 reserves for the Chairman of the meeting the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the Bylaws.  The Bylaws did not previously contain any provisions analogous to the new Section 2.11.

Article III

Article III, Section 3.3 of the Bylaws has been amended to require that there be no more than eleven (11) and no less than three (3) directors serving on the Board.  Previously, there were no minimum or maximum limits on the number of directors.

Article III, Section 3.9 of the Bylaws has been amended to provide that the Chairman of the Board is entitled to call special meetings of the Board, and not the President as was the case prior to the amendment, and that the Chairman of the Board or the Secretary must call a special meeting of the Board at the written request of at least three (3) directors.  Originally, two directors could cause the President or the Secretary to call a special meeting of the Board.

Article VI

Article VI, Section 6.1 of the Bylaws has been amended to provide that the shares of stock of the Company may be issued in the form of uncertificated shares, in addition to certificated shares, upon the adoption of a resolution of the Board authorizing the issuance of uncertificated shares.  In addition, Section 6.1 was amended to revise the requirements specifying the information to be retained in the stock ledger to address both certificated and uncertificated shares and to require the delivery of a notice to holders of uncertificated shares providing them with information that would otherwise be set forth on a stock certificate.

Article VI, Section 6.2 of the Bylaws has been amended to add the ability of the Company to issue uncertificated shares, in addition to certificated shares, in the event of the replacement of lost, destroyed or stolen certificates.

Article VI, Section 6.3 of the Bylaws, which addresses transfers of shares, has been amended to provide that upon the transfer of shares, either certificated or uncertificated, the Company can issue either certificated or evidence of uncertificated shares to the transferee, and further provides for the cancellation of the old certificate or uncertificated shares and the recording of the transaction in the Company’s books.

Article VI, Section 6.4 of the Bylaws has been added to allow the Board to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock or uncertificated shares.

Article VII

Article VII, Section 7.01 has been added to clarify whether and when directors, officers and employees of the Company are entitled to indemnification and/or advancement of expenses by the Company.  Such indemnification is allowed to the fullest extent permitted by Nevada law (including advancement of expenses) where such individual is a party to a threatened, pending or completed action, suit or proceeding by reason of his or her position as a director or officer of the Company or if he or she was serving as a director, officer, employee, agent, partner or fiduciary of another enterprise at the request of the Company.  The right to indemnification set forth in Section 7.01 continues after such director or officer ceases to serve in such capacity.  In addition, Section 7.01 allows the Board to determine whether and to what extent the Company will indemnify other employees or individuals.  Further, Section 7.01 allows the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company for potential liabilities incurred by such individual in his or her capacity as a director, officer, employee or agent of the Company, and to make other financial arrangements, including the creation of a trust fund, the establishment of  a program of self insurance and the granting of a security interest to secure its indemnification obligations.  The previous indemnification and insurance provisions did not specifically address advancement of expenses, other financial arrangements and related procedural matters.

Article VII, Section 7.02 has been added to provide that, notwithstanding any other provision regarding amendment of the Bylaws generally, any repeal or modification to Article VII, which is adverse to any director or officer will only apply prospectively and will not affect such person’s indemnification rights regarding any action or failure to act occurring prior to the repeal or amendment.  Further, Section 7.02 provides that only an amendment approved by either the unanimous vote of the then-serving directors of the Company or the stockholders can limit or reduce the indemnification provided by Article VII.  Prior to the amendment of the Bylaws, directors and officers did not specifically enjoy any of the protections contained in the new Section 7.02.

Article VII, Section 7.03  has been added to clarify that in the event Nevada law expands the liability of directors or officers or limits the indemnification rights and rights to advancement of expenses, then all references to Nevada law shall be references to the law as it existed on November 25, 2009, and if Nevada law is amended to allow the Company, without further action by the stockholders or the Board, to further limit the liability of directors or officers or to provide broader indemnification rights, then such liability shall be limited and the rights to indemnification and the advancement of expenses shall be broadened to the extent permitted by the law as amended.  This provision is new and was not specifically addressed in the Bylaws prior to the amendment.

Item 5.05    Adoption of Code of Business Conduct and Ethics.

On November 25, 2009, the Board of the Company adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) applicable to the Company and all subsidiaries and entities controlled by the Company and the Company’s directors, officers and employees.  Compliance with the Code is required of all Company personnel at all times.  The Company’s senior management is charged with ensuring that the Code of Ethics and the Company’s corporate policies will govern, without exception, all business activities of the Company.  The Code of Ethics addresses, among other things, the use and protection of Company funds, property and information, avoiding conflicts of interest, insider trading, compliance with the law, accuracy and retention of business records, document retention, as well as reporting, enforcement and compliance procedures.  A copy of the Code of Ethics is attached to this report as Exhibit 14.1 and is incorporated herein by reference.

Item 8.01    Other Events.

On November 25, 2009, in compliance with the listing requirements of The NASDAQ Stock Market, the Board of the Company adopted charters for the Board’s Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee setting forth the rules, policies and procedures governing those committees.  The Board also appointed members to each of those committees as follows:

Sean Shao and Julian Ha were appointed as members of the Audit Committee with a third member to be appointed in the future.  Mr. Shao was appointed as Chairman of the Audit Committee.

Timothy Driscoll and Mr. Ha were appointed as members of the Compensation Committee.  Mr. Ha was appointed as Chairman of the Compensation Committee.

Mr. Shao and Mr. Driscoll were appointed as members of the Corporate Governance and Nominating Committee.  Mr. Driscoll was appointed as Chairman of the Corporate Governance and Nominating Committee.

On November 25, 2009, the Board also adopted an Insider Trading Policy to adopt preventive policies and procedures covering securities trades by the Company’s personnel and to promote compliance with the federal securities laws and to protect the Company, as well as certain insiders from liabilities and penalties that can result from violations of these laws.  The Insider Trading Policy restricts Company Insiders (as defined in the Insider Trading Policy) from entering into transactions with regard to the stock of the Company or other firms which the Company transacts business with where such persons know material nonpublic information about the Company or the other firm.  Additionally, the Insider Trading Policy sets forth specific procedures that require the Company’s Chief Financial Officer to clear all other transactions regarding trading of Company stock by Insiders.  Violations of the Insider Trading Policy can result in sanctions being levied by the Company, including dismissal for cause.

Item 9.01    Financial Statements and Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Description
3.1	Bylaws of China Recycling Energy Corporation, as amended.
14.1	Code of Ethics of China Recycling Energy Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: December 1, 2009	/s/ Xinyu Peng
Xinyu Peng, Chief Financial Officer